SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant:
Filed by a Party other than the Registrant:	X

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material Under Rule 14a-12

FEDERAL SIGNAL CORPORATION

(Name of Registrant as Specified in its Charter)

WARREN B. KANDERS
STEVEN R. GERBSMAN
NICHOLAS SOKOLOW

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
X	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Kanders Group Files Investor Presentation Related to Federal Signal Corporation Annual Meeting

Stamford, CT, April 7, 2009

Long-term Investors and Holders of 2.9% of Federal Signal’s Common Stock Urge Stockholders to Vote FOR the Kanders Group Nominees on the GOLD Proxy Card Today

Stamford, CT., April 7, 2009 -- Warren Kanders, Steven R. Gerbsman and Nicholas Sokolow (together the “Kanders Group”), announced that they have filed with the Securities and Exchange Commission supplemental proxy materials in connection with Federal Signal Corporation’s (NYSE: FSS) 2009 Annual Meeting of Stockholders.

The Kanders Group filed an investor presentation in which it presented its credentials and the experience of its highly-qualified, independent nominees. They further detailed their position related to what they believed to be the continuing failure of the Board of Directors of Federal Signal to provide effective strategic guidance and oversight to management of the Company, and outlined the reasons they believe the Kanders Group nominees are better qualified to assist Federal Signal in achieving its potential. A copy of the Kanders Group’s presentation can be accessed at the Kanders Group website, www.readmaterial.com/kandersgroup, or at the website of the Securities and Exchange Commission, www.sec.gov.

Federal Signal stockholders of record as of the close of business on March 3, 2009 will be entitled to attend and vote at the April 29, 2009 Annual Meeting.

IMPORTANT

The Kanders Group urges you NOT to sign any white proxy card sent to you by Federal Signal. If you have already done so, you have every legal right to change your vote by using the GOLD proxy card to vote TODAY--by telephone, by Internet, or by signing, dating and returning the GOLD proxy card.

If you have any questions, require assistance with voting for the Kanders Group nominees, or need additional copies of the proxy material including a Gold proxy card, please contact:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885

Important Information

The Kanders Group has filed with the Securities and Exchange Commission ("SEC") a Definitive Proxy Statement, in connection with the solicitation of proxies for the 2009 Annual Meeting of Stockholders. The Kanders Group advises Federal Signal’s stockholders to read its Definitive Proxy Statement, because it contains important information. Stockholders may obtain a free copy of the Kanders Group’s Definitive Proxy Statement and other documents which it has filed with the SEC at the SEC's website at www.sec.gov; at the Kanders Group website at www.readmaterial.com/kandersgroup; or for free from MacKenzie Partners by calling toll-free: (800) 322-2885.

Source:	Warren B. Kanders
Contact:	Warren B. Kanders
1-203-552-9600
wbkanders@kanders.com